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Exhibit 99.1

420 Lexington Avenue New York City, NY 10170

CONTACT
Michael W. Reid
Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700

FOR IMMEDIATE RELEASE

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER FFO OF $0.81 PER SHARE

Second Quarter Highlights

  •
  FFO increased to $0.81 per share (diluted) versus $0.80 (diluted) in the prior year

  •
  Acquired 1515 Broadway for $480.0 million in a joint venture with SITQ Immobilier

  •
  Sold 469 Seventh Avenue for $53.1 million

  •
  Originated $26.3 million of structured finance investments

  •
  GAAP operating income per share (diluted) is $0.51, unchanged from the prior year

Financial Results

        New York, NY, July 23, 2002—SL Green Realty Corp. (NYSE:SLG) reported a 1.3% improvement in operating results for the three months ended June 30, 2002 as funds from operations (FFO) before minority interest totaled $28.4 million, or $0.81 per share diluted, compared to $23.4 million, or $0.80 per share diluted for the same quarter in 2001. The prior year included income related to an early redemption of a structured finance investment totaling $1.0 million, or $0.03 per share.

        For the six months ended June 30, 2002, operating results improved 3.9% as FFO before minority interest totaled $55.3 million, or $1.59 per share diluted, compared to $44.6 million, or $1.53 per share diluted for the same period in 2001.

        The Company's weighted average diluted shares outstanding increased 5.7 million, or 17.7%, to 37.9 million in 2002 from 32.2 million in 2001. The increase is primarily attributable to the Company's July 2001 offering of 5.0 million common shares.

        As a result of property dispositions and the contribution of One Park Avenue to a joint venture in the second quarter of 2001, second quarter 2002 revenues decreased 6.3% to $62.3 million compared to $66.5 million last year. The $4.2 million net decrease in revenue resulted from:

  •
  $9.9 million decrease from 2001 dispositions/contributions to a joint venture

  •
  $3.5 million increase from 2001 acquisitions

  •
  $1.4 million increase from investment and other income

  •
  $0.7 million increase from 2002 same store portfolio

        Same store cash NOI increased $0.3 million, or 1.2%, to $25.7 million over the same quarter in the prior year. Cash NOI margins before ground rent decreased year over year from 59.4% to 59.3%. The improvement in cash NOI was driven primarily by a $1.0 million increase in cash revenue offsetting a $0.7 million increase in total expenses. The net increase in cash revenue is due to:

  •
  $1.5 million increase from replacement rents being 39% higher than previously fully-escalated rents

  •
  $0.9 million decrease due to lower occupancy in 2002 (96.8%) compared to 2001 (98.6%) and additional reserves

  •
  $0.2 million increase from rent steps partially offset by free rent

  •
  $0.2 million increase in reimbursement and escalation income primarily due to increased operating escalation income

        The $0.7 million increase in same store expenses was primarily due to:

  •
  $0.3 million (5.3%) increase in real estate taxes

  •
  $0.2 million (4.3%) increase in operating payroll costs

  •
  $0.1 million (3.6%) increase in electric costs

  •
  $0.2 million (37.3%) increase in security costs

  •
  $0.3 million (52.0%) decrease in professional fees and advertising

        The 2002 same-store second quarter electric recovery was 82% which is consistent with the prior year.

        During the quarter, the Company signed 61 leases totaling approximately 184,000 rentable square feet with starting office cash rents averaging $37.38 per square foot, a 46.8% increase over previously escalated cash rents averaging $25.47 per square foot. Tenant concessions averaged one month of free rent and an allowance for tenant improvements of $11.24 per square foot.

        The Company's EBITDA decreased $0.2 million to $38.5 million in 2002 compared to $38.7 million in the prior year. However, margins before ground rent increased to 75.8% compared to 68.8% for the same period last year and after ground rent margins improved to 70.1% from 63.6% in the corresponding period. This improvement in margins was primarily due to the increased net income from joint ventures and the increase in structured finance income. The components of EBITDA changed as follows:

Improvements:

  •
  $0.8 million increase in non-operating other income, primarily due to on-going joint venture asset management fees

  •
  $1.0 million increase due to signage revenue and income from affiliates

  •
  $0.7 million increase from structured finance investments

  •
  $0.3 million increase from lower MG&A expenses, primarily due to lower personnel costs

        The improvements were offset by a $2.8 million decrease in GAAP NOI primarily due to a $6.8 million decrease from properties sold or contributed to joint venture. This decrease was partially offset by the following GAAP NOI improvements:

  •
  $2.2 million increase from joint venture net income

  •
  $1.6 million increase from properties acquired

  •
  $0.3 million increase from same store portfolio

        Despite the reduction in GAAP NOI and EBITDA from property sales, FFO improvement of $4.9 million resulted from the increased contribution from unconsolidated joint ventures ($3.6 million), structured finance investments ($0.7 million) and a decrease in interest expense ($3.7 million).

        The lower interest costs were associated with: lower average debt levels due to dispositions ($3.4 million) and lower interest rates ($1.4 million), partially offset by acquisition and structured finance debt ($0.9 million), the costs associated with the early repayment of the 470 Park Avenue South mortgage ($0.2 million), the funding of ongoing capital projects and working capital requirements ($0.1 million).

        At the end of the quarter, consolidated debt totaled $595.3 million, reflecting a debt to market capitalization ratio of 32.0%.

        The Company recorded a $3.0 million gain on the sale of property that was excluded from the Company's 2001 second quarter results. The following recorded transactions were excluded from the Company's 2001 six month results: (i) an extraordinary loss of $0.1 million from the early extinguishment of debt, (ii) a $4.5 million gain on sale of properties and (iii) a $0.5 million charge for a cumulative effect of change in accounting principle.

New Property Activity

1515 Broadway Acquisition

        On May 15, 2002, SL Green acquired 1515 Broadway, New York, New York in a transaction valued at approximately $480.0 million, or $274 per square foot. The property was acquired in a joint venture with SITQ Immobilier, with SL Green retaining an approximate 55% interest in the asset. The property was 98.2% occupied, with current market rents for office space at a 34% premium to fully escalated in-place rents. The initial cash NOI yield of the transaction is approximately 8.2%. SL Green will perform all management and leasing services for the property.

469 Seventh Avenue Sale

        On June 24, 2002, the joint venture comprised of SL Green and Morgan Stanley Real Estate Fund III, L.P. sold 469 Seventh Avenue for $53.1 million, or $222 per square foot. The joint venture purchased the asset in January 2001 for $45.7 million. This sale resulted in the joint venture recognizing a gain totaling $4.8 million. As part of the transaction, SL Green made a preferred equity investment of $6.0 million in the entity acquiring the asset. As a result of the continuing $6.0 million preferred investment, the Company will defer recognition of its share ($1.7 million) of the joint venture gain.

New Structured Finance Activity

        During the second quarter of 2002, the Company completed the following transactions:

  •
  Originated $26.3 million of structured finance investments at a current yield of 13.0%

  •
  Participated a $15.0 million junior mortgage to PRISA

  •
  Received full repayment of a $5.2 million junior mortgage participation

        After this activity, the structured finance portfolio, including preferred equity interests, totaled $195.2 million with a current yield of 12.67%, after seller financing.

Other

        Today, SL Green's portfolio consists of interests in 25 properties, aggregating 11.5 million square feet.

        SL Green Realty Corp. is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages commercial office properties in Manhattan. The Company is the only publicly held REIT which exclusively specializes in this niche.

        Financial Tables attached

        To receive SL Green's latest news release and other corporate documents, including the First Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be downloaded directly from the SL Green website at: www.slgreen.com.

        This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking statements in this release include general economic and business (particularly real estate) conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations (including changes to laws governing the taxation of REITs), availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, tenants' ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental risks, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond the control of the Company. We undertake no obligation to publicly update or revise any of the information in this press release that becomes untrue. For further information on factors that could impact the Company, please refer to the Company's filings with the Securities and Exchange Commission.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS—UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2002	2001	2002	2001
Revenue:
Rental revenue, net	$48,184	$53,405	$95,968	$108,408
Escalations & reimbursement revenues	6,536	7,296	13,262	15,353
Signage rent	267	179	733	529
Preferred equity investment income	1,934	—	3,845
Investment income	3,828	5,046	7,548	8,320
Other income	1,528	550	2,604	860

Total revenues	62,277	66,476	123,960	133,470

Expenses:
Operating expenses	14,195	14,081	27,914	29,907
Ground rent	3,159	3,159	6,318	6,318
Interest	9,519	13,171	18,631	27,068
Depreciation and amortization	9,753	9,189	19,350	18,909
Real estate taxes	7,348	7,958	14,703	16,138
Marketing, general and administrative	3,357	3,668	6,559	7,215

Total expenses	47,331	51,226	93,475	105,555

Income before minority interests, preferred stock dividends, gain on sales, extraordinary item, affiliates, joint venture and change in accounting principle	14,946	15,250	30,485	27,915
Equity in net income/(loss) from affiliates	307	(658)	223	(927)
Equity in net income from unconsolidated joint ventures	3,998	1,756	7,331	3,269
Gain on sale of rental property	—	3,002	—	4,516
Minority interests	(1,153)	(1,405)	(2,305)	(2,486)
Extraordinary loss, net of minority interest	—	—	—	(98)
Cumulative effect of change in accounting principle	—	—	—	(532)
Preferred stock dividends and accretion	(2,423)	(2,415)	(4,846)	(4,829)

Net income available to common shareholders	$15,675	$15,530	$30,888	$26,828

Net income per share (Basic)	$0.52	$0.63	$1.03	$1.09
Net income per share (Diluted)	$0.51	$0.60	$1.00	$1.06
Funds From Operations (FFO)
FFO per share (Basic)	$0.87	$0.87	$1.77	$1.65
FFO per share (Diluted)	$0.81	$0.80	$1.59	$1.53
FFO Calculation:
Income before minority interests, preferred stock dividends and accretion, extraordinary loss and gain on sales	$19,251	$16,348	$38,039	$30,257
Less:
Preferred stock dividend	(2,300)	(2,300)	(4,600)	(4,600)
Add:
Joint venture FFO adjustment	2,713	1,358	4,594	2,354
Depreciation and amortization	9,753	9,189	19,350	18,909
Amortization of deferred financing costs and depreciation of non-real estate assets	(1,057)	(1,157)	(2,044)	(2,312)

FFO—BASIC	28,360	23,438	55,339	44,608
Add: Preferred stock dividends	2,300	2,300	4,600	4,600

FFO—DILUTED	$30,660	$25,738	$59,939	$49,208
Basic ownership interests
Weighted average REIT common shares	30,200	24,706	30,097	24,706
Weighted average partnership units held by minority interest	2,222	2,295	1,147	2,289

Basic weighted average shares and units outstanding	32,422	27,001	31,244	26,995

Diluted ownership interest
Weighted average REIT common and common share equivalent shares	30,961	25,189	30,804	25,182
Weighted average partnership units held by minority interests	2,222	2,295	2,247	2,289
Common share equivalents for preferred stock	4,699	4,699	4,699	4,699

Diluted weighted average equivalent shares and units outstanding	37,882	32,183	37,750	32,170

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2002	December 31, 2001
	(unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$138,337	$138,337
Buildings and improvements	701,721	689,094
Building leasehold	145,264	144,736
Property under capital lease	12,208	12,208

	997,530	984,375
Less accumulated depreciation	(115,555)	(100,776)

	881,975	883,599
Cash and cash equivalents	20,486	13,193
Restricted cash	34,491	38,424
Tenant and other receivables, net of allowance of $5,081 and $3,629 in 2002 and 2001, respectively	8,619	8,793
Related party receivables	3,515	3,498
Deferred rents receivable, net of allowance of $5,406 and $5,264 in 2002 and 2001, respectively	55,975	51,855
Investment in and advances to affiliates	2,949	8,211
Mortgage loans receivable, net of $400 and $593 discount in 2002 and 2001 respectively	127,814	127,166
Preferred equity investments	67,434	61,472
Investment in unconsolidated joint ventures	223,354	123,469
Deferred costs, net	34,571	34,901
Other assets	18,691	16,996

Total assets	$1,479,874	$1,371,577

Liabilities and Stockholders' Equity
Mortgage notes payable	$397,371	$409,900
Revolving credit	197,931	94,931
Derivative instruments at fair value	4,991	3,205
Accrued interest payable	1,951	1,875
Accounts payable and accrued expenses	27,259	22,819
Deferred compensation awards	671	1,838
Deferred revenue/gain	2,920	1,381
Capitalized lease obligations	15,802	15,574
Deferred land lease payable	14,406	14,086
Dividend and distributions payable	16,706	16,570
Security deposits	19,261	18,829

Total liabilities	699,269	601,008

Commitments and contingencies
Minority interest in Operating Partnership	45,644	46,430
8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference, 25,000 authorized and 4,600 outstanding in 2002 and 2001, respectively	111,474	111,231
Stockckholders' Equity
Common stock, $0.01 par value 100,000 shares authorized, 30,307 and 29,978 issued and outstanding in 2002 and 2001, respectively	303	300
Additional paid-in capital	590,197	583,350
Deferred compensation plan	(6,165)	(7,515)
Accumulated other comprehensive loss	(4,709)	(2,911)
Retained earnings	43,861	39,684

Total stockholders' equity	623,487	612,908

Total Liabilities and stockholders' equity	$1,479,874	$1,371,577

SL GREEN REALTY CORP.

SELECTED OPERATING DATA—UNAUDITED

	June 30,
	2002	2001
Operating Data:
Net rentable area at end of period (in 000's)(1)	11,533	10,106
Portfolio occupancy percentage at end of period	97.2%	98.0%
Same Store occupancy percentage at end of period	96.8%	98.6%
Number of properties in operation	25	25
Rentable square feet leased during quarter	183,955	59,384
Average mark-to-market percentage—office	46.8%	46.8%
Average rent per rentable square foot—office	$37.38	$42.52

(1)
Includes wholly-owned and majority/minority owned properties.

QuickLinks

SL GREEN REALTY CORP. REPORTS SECOND QUARTER FFO OF $0.81 PER SHARE
1515 Broadway Acquisition
469 Seventh Avenue Sale
SL GREEN REALTY CORP. STATEMENTS OF OPERATIONS—UNAUDITED (Amounts in thousands, except per share data)
SL GREEN REALTY CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data)
SL GREEN REALTY CORP. SELECTED OPERATING DATA—UNAUDITED